EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of NMR of America, Inc. and Subsidiaries on Form S-8 (No. 33-42519 and No. 33-88014) of our report dated June 21, 1996, on our audits of the consolidated financial statements of NMR of America, Inc. and Subsidiaries as of March 31, 1996 and 1995, and for the three years in the period ended March 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB.


                                                  COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
June 28, 1996